EXHIBIT 10(a)



                                 WALGREEN CO.
                       RESTRICTED PERFORMANCE SHARE PLAN

                     SECTION 1. ESTABLISHMENT AND PURPOSE

     1.1 Establishment. WALGREEN CO., hereby establishes, effective as of September 1, 1980, a restricted performance share plan for executives as described herein which shall be known as the "WALGREEN CO. RESTRICTED PERFORMANCE SHARE PLAN" (hereinafter called the "Plan").

     1.2 Purpose. This Plan is intended to promote the interest of WALGREEN CO. (the "Company"), by providing a method whereby certain full-time key employees of the Company may be offered rewards that will encourage them to continue in the employ of the Company, and by providing such employees with an opportunity to become owners of WALGREEN CO.'s common stock under the terms and conditions, and in the manner contemplated by this Plan.

                           SECTION 2. ADMINISTRATION

     2.1 Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). No member of the Committee shall be eligible to participate in this Plan nor in any other plan through which the Company's stock may be acquired.

     2.2 Finality of Determination. The determination of the Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons.

     2.3 Expenses. The expenses of administering the Plan shall be borne by the Company.


                    SECTION 3. ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility. Shares of common stock, subject to performance requirements and restrictions as hereafter specified, may be granted only to full-time key employees of the Company without limitation as to length of service.

     3.2 Restricted Performance Award Grants. The Chief Executive Officer of the Company shall recommend, subject to approval of the Committee, who will be granted restricted performance awards, the amount of each individual grant, and the time or times when awards will be granted. The Committee shall determine whether the Chief Executive Officer will be granted a restricted performance award, the size of each grant, and the time or times when the award will be granted. Each grant shall be subject to the execution of a written agreement between the Company and the grantor setting forth the terms and conditions of the grant as determined by the Committee.

                       SECTION 4. SHARES SUBJECT TO PLAN

     4.1 Shares Subject to Plan. An aggregate of 250,000 shares of common stock, $2.50 par value per share, of the Company (the "Shares") shall be subject to this Plan either from authorized but heretofore unissued Shares, treasury shares or from Shares reacquired by the Company, including Shares purchased in the open market.

     4.2 Stock Splits/Stock Dividends. In the event of any change in the outstanding Shares of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of Shares, or the like, the aggregate number of and class of Shares issuable pursuant to subsection 4.1 and pursuant to any grant hereunder may be appropriately adjusted by the Committee, whose determination shall be conclusive.

     4.3 Reacquired Shares. If Shares issued pursuant hereto shall have been reacquired by the Company in connection with the restrictions imposed on such Shares pursuant to this Plan, such reacquired Shares again shall become available for issuance under the Plan prior to its termination.

                      SECTION 5. PERFORMANCE REQUIREMENTS

     5.1 Minimum Performance. The performance requirements hereafter specified are subject to a minimum return on invested capital performance level. The Chief Executive Officer, subject to approval by the Committee, shall establish the minimum return on invested capital level.

     5.2 Target Performance. The Chief Executive Officer, subject to approval by the Committee, shall establish a target performance goal at which 100% of the restricted performance award granted will be earned.

     5.3 Threshold Performance. The Chief Executive Officer, subject to approval by the Committee, shall also establish a threshold performance goal at which a reduced amount of the award granted will be earned. Below threshold performance, no award will be earned.

     5.4 Interim Performance. The Chief Executive Officer, subject to approval by the Committee, shall also establish various performance levels below the Target Performance Goal and above the Threshold Performance Goal at which a proportionate amount of the restricted performance award granted will be earned.

     5.5 Performance Period. Performance awards will be earned, to the extent prescribed by the performance standards, over a period of one year, the "Performance Period."

     5.6 Earned Awards. The earned restricted performance awards shall be paid in restricted performance shares and restricted cash. The amount of the award paid in restricted shares and cash shall be established by the Chief Executive Officer, subject to approval by the Committee, and the ratio of shares and cash may be varied, including payment of 100% in shares. The restricted shares shall be treated as described in Sections 6 and 7, and the restricted cash shall be treated as described in Section 8.

                    SECTION 6. RESTRICTED PERFORMANCE SHARES

     6.1 Transferability. The Restricted Performance Shares earned pursuant to subsection 5.5 may not be sold or otherwise alienated or hypothecated as long as the Company has the right to reacquire the Shares as hereinafter provided in this Section 6.

     6.2 Removal of Restrictions. Except as otherwise provided in Section 9, Restricted Performance Shares covered by each Restricted Performance Share award made under this Plan will become freely transferable by the participant at the end of a specified period of continued employment, the "Restriction Period." The Chief Executive Officer, subject to Committee approval, shall establish the restriction period.

     6.3 Other Restrictions. The Committee shall impose such other restrictions on any Shares granted pursuant to this Plan as it may deem advisable including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such Shares or Shares of the same class are then listed and under any blue sky or securities laws applicable to such Shares. Such other restrictions imposed on any grant need not be identical to other restrictions contained in grants to other grantees.

     6.4 Certificate Legend. In addition to any legends placed on certificates pursuant to subsection 6.3, each certificate representing Restricted Performance Shares granted pursuant to this Plan shall bear the following legend:

"The sale or other transfer of shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to the restrictions on transfer and resale obligations set forth in the Restricted Performance Share Plan of the Company. A copy of the Restricted Performance Share Plan may be obtained from the Secretary of the Company."

                     SECTION 7. VOTING AND DIVIDEND RIGHTS

     7.1 Voting Rights. Participants holding Restricted Performance Shares granted hereunder shall have full voting rights on those Shares.

     7.2 Dividend Rights. Participants holding Restricted Performance Shares granted hereunder shall have full dividend rights with such dividends being paid currently. If all or part of a dividend is paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Restricted Performance Shares that are the basis for the dividend.

                       SECTION 8. RESTRICTED CASH PAYMENT

     8.1 Removal of Restrictions. Except as otherwise provided in Section 9, restricted cash awards made under this Plan will be paid to the participant at the end of a specified period of continued employment, the "Restricted Period," as described in subsection 6.2.

                      SECTION 9. TERMINATION OF EMPLOYMENT

     9.1 Termination of Employment. In the event of a termination of employment with the Company of a participant prior to the end of the time periods specified in subsections 6.2 and 8.1, if such termination is for any reason other than normal retirement, death, total and permanent disability, or early retirement with the consent of the Committee, that participant's grant shall automatically be forfeited and rescinded as to all the Shares and Cash which are, at the date of such termination of employment, still subject to the time period restrictions imposed hereunder.

     9.2 Retirement, Death, Total and Permanent Disability. In the event that a participant granted Shares and Cash hereunder terminated employment with the Company because of normal retirement, death, total and permanent disability, or early retirement with the consent of the Committee, any uncompleted portion of a time period restriction, as set forth in subsections 6.2 and 8.1, shall be waived by the Company. The Shares thereby released from the time period restriction shall be thereafter freely transferable by the participant and the restricted cash awards made pursuant to subsection 8.1 shall be paid to the participant.

               SECTION 10.  AMENDMENT, SUSPENSION AND TERMINATION

     10.1 Amendment. This Plan may be amended at any time by the Board provided that, if this Plan shall have been approved by the shareholders of the Company, no such amendment shall increase the maximum number of Shares that may be issued pursuant to this Plan except pursuant to Section 4 hereof without the further approval of such shareholders.

     10.2 Suspension or Termination. The Board of Directors reserves the right to suspend or terminate the Plan at any time. The suspension or termination of this Plan, however, shall not affect any restrictions previously imposed on Shares and Cash issued pursuant to this Plan.

               SECTION 11.  MERGER, CONSOLIDATION, OR ACQUISITION

     11.1 Merger. Consolidation, or Acquisition. In the event of a merger, consolidation, or acquisition where the Company is not the surviving corporation, unless the successor or acquiring corporation shall elect to continue and carry on the Plan, all restrictions shall lapse on Shares and Cash issued pursuant to this Plan.

                           SECTION 12.  GOVERNING LAW

     12.1 Governing Law. The Plan and each Restricted Performance Share issued under the Plan shall be construed, administered, and governed in all respects under and by the laws of the State of Illinois.

         AMENDMENTS TO WALGREEN CO. RESTRICTED PERFORMANCE SHARE PLAN
         ------------------------------------------------------------

The WALGREEN CO. Restricted Performance Share Plan is hereby amended in the following respects, effective as of October 18, 1988:

     (1) Amend Section 9 by adding a new Section 9.3 to read as follows:

     9.3 Change of Control. Notwithstanding any other provisions of this Plan, upon a Change of Control all Shares shall be immediately released from the time period restriction and shall be freely transferable by participant and the restricted cash awards made pursuant to subsection 8.1 shall be paid to the participant within 30 days of the Change of Control.

     For the purposes of this Plan, "Change of Control" means any of the following events:

     (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

     (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

  (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

                 Walgreen Co. Restricted Performance Share Plan
                                Amendment No. 2



                                       I

A new Section 10.3 shall be added to read as follows:

    10.3 With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators.


                                       II

In all respects, except as otherwise set forth, the Plan shall remain in force and effect.

                 Walgreen Co. Restricted Performance Share Plan
                                Amendment No. 3
                                       I

A new Section 5.7 shall be added to the Plan to read as follows:

          "Following the determination by the Committee of the degree of attainment of the performance requirements established prior to the beginning of each Performance Period, the Committee may, at its sole discretion, negatively adjust the sizes of the awards which otherwise would be payable based on the degree of attainment of the performance requirements; provided, however, that in no event shall the Committee use its subjective discretion to increase the awards payable as determined pursuant to the preestablished goals."

                                       II

Section 9.2 of the Plan shall be amended to read as follows:

          "Retirement, Death, Total and Permanent Disability. Except as otherwise stated herein, in the event that a participant granted Shares and Cash hereunder terminated employment with the Company because of normal retirement, death, total and permanent disability, or early retirement with the consent of the Committee, any uncompleted portion of a time period restriction, as set forth in subsections 6.2 and 8.1., shall be waived by the Company. Provided, however, that in the event such a waiver on behalf of a Covered Employee under Section 162(m) of the Internal Revenue Code would result in the loss of the performance based exception under Section 162(m) and regulations promulgated thereunder, no such waiver shall apply in respect to a Covered Employee. The Shares thereby released from the time period restriction shall be thereafter freely transferable by the Participant and the restricted cash awards made pursuant to subsection 8.1 shall be paid to the Participant."

                                       III

In all respects, except as otherwise set forth, the Plan shall remain in force and effect.

                  Walgreen Restricted Performance Share Plan
                                Amendment No. 4



                                      I.

     Section 2.1 of the Plan shall be amended to read as follows:

          2.1 Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), consisting of three or more members appointed by the Board of Directors of the Company from those of its members not eligible to receive Awards and who satisfy such other requirements as may be necessary to qualify as "Nonemployee Directors" as that phrase is defined for purposes of the Securities and Exchange Commission's rules and regulations issued under Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") and as "Outside Directors" as that phrase is defined for purposes of the Internal Revenue Service's (the Department of Treasury's) regulations issued under Section 162(m) of the Internal Revenue Code. The Committee may take action with regard to this Plan only upon the vote of a majority of the entire Committee or by written consent. The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as may be designated by the Committee.


                                      II.

     Subsection 3.1 of the Plan shall be amended to read as follows:

          3.1 Eligibility. Shares of common stock, subject to performance requirements and restrictions as hereafter specified, may be granted only to full-time, key employees of the Company who are classified in Grade 18 (or its equivalent) or above, without limitation as to length of service. Eligible employees of the Company who have been granted shares of common stock are hereunder referred to as "participants."


                                     III.

     Subsection 3.2 of the Plan shall be amended to read as follows:

          3.2 Restricted Performance Award Grants. The Committee may from time to time, in its discretion and subject to the provisions of the Plan, determine those employees of the Company or its subsidiaries to whom restricted performance awards will be granted, the time or times when restricted performance awards will be granted, the number of shares of any restricted common stock which will be granted and the amount of any restricted cash award that will be granted. The amount of any restricted performance award shall be expressed in terms of the number of restricted shares awarded, the amount of restricted cash awarded or a combination of such restricted shares and restricted cash, provided that, as of the date of grant, the maximum number of restricted shares that may be awarded as part of a restricted performance award for any participant for any performance period (as defined in Subsection 5.5) shall not exceed 50,000 shares and the maximum amount of any restricted cash that may be awarded as part of a restricted performance award for any participant for any performance period (as defined in Subsection 5.5) shall not exceed $750,000. No restricted performance award shall actually become payable, whether payable in stock, cash, or partially in each, unless such restricted performance award has become an earned award pursuant to Section 5. Each grant shall be subject to the execution of a written agreement between the Company and the participant to whom the award has been granted which agreement shall set forth the terms and conditions of the grant as determined by the Committee, including the precise performance target and performance threshold (described in Subsections 5.2 and 5.3) that must be attained for the award to be earned.

                                      IV.

     Subsection 5.2 of the Plan shall be amended to read as follows:

          5.2 Performance Targets. The Committee shall establish the performance targets which must be attained for restricted awards to be earned, provided that the requirements of Subsection 5.1 have been met. Such performance goals shall be based upon increases in FIFO pretax earnings, adjusted for certain benefit costs and certain accounting adjustments deemed necessary by the Company to accurately reflect such earnings ("Pre-Tax FIFO Earnings").
          Subject to the limitations of Subsection 3.2, such performance targets shall be determined as follows:

          a. Performance Target. The Committee shall establish a performance target, expressed as an increase in Pre-Tax FIFO Earnings, which must be attained for 100 percent of a participant's restricted performance award to be earned.

          b. Maximum Performance Target. The Committee shall establish a performance target, expressed as an increase in Pre-Tax FIFO Earnings greater than the level determined under Subsection 5.2(a), which must be attained for 120 percent of a participant's restricted performance award to be earned, provided that no award may be increased by operation of this Subsection 5.2(b) above the maximum level of such awards described in Subsection 3.2.

                                      V.

     Subsection 5.4 of the Plan shall be amended to read as follows:

          5.4 Interim Performance. subject to Subsection 5.1, the Committee shall establish various performance targets between the Threshold Performance Goal and the Maximum Performance Target at which a proportionate amount of the restricted performance award will be earned.

                                      VI.

     Subsection 5.1, 5.3, 5.6, and 6.2 of the Plan shall each be amended by deleting the phrase "Chief Executive Officer, subject to approval by" where that phrase appears in such Subsections.


                                     VII.

     Subsection 9.2 of the Plan shall be amended to read as follows:

          9.2 Retirement, Death, Total and Permanent Disability. In the event that a participant granted Shares and Cash hereunder terminated employment with the Company because of normal retirement, death, total and permanent disability, or early retirement with the consent of the Committee, any uncompleted portion of a time period restriction (as set forth in Subsections
          6.2 and 8.1) shall be waived by the Company. The earned Shares thereby released from the time period restrictions shall be thereafter freely transferable by the participant and the restricted cash awards made pursuant to Subsection 8.1 shall be paid to the participant. Notwithstanding any provision of this Plan to the contrary, in the event of the participant's death any shares which were previously transferable but were not previously transferred in a manner consistent with this Plan, any Shares which have become transferable because of the participant's death and any Cash which remains payable to the participant hereunder shall be distributed to the beneficiary or beneficiaries designated for this purpose on the most recent beneficiary designation form which was properly completed by the participant for such purpose on a form supplied by the Committee. If no such beneficiary or beneficiaries designated for this purpose on the most recent beneficiary designation has been made, the Committee shall distribute any Shares or Cash which remain to be distributed to the participant to the person, persons, trust, trusts, or other payees entitled to receive such amounts. If the Committee is not presented with reliable evidence that a recipient is entitled to receive such amounts pursuant to an appropriate transfer document signed by the participant, the Committee shall cause such amounts to be tendered to the participant's estate for distribution pursuant to applicable laws governing the distribution of the property of a deceased person, by will or pursuant to the laws of descent and distribution.